Exhibit 10.3

                                     FORM OF
                         RESTRICTED STOCK UNIT AGREEMENT
                      FOR EMPLOYEES AND DIRECTORS UNDER THE
                           NATIONAL DENTEX CORPORATION
                      AMENDED AND RESTATED 2001 STOCK PLAN

Name of Participant:

No. of Restricted Stock Units in Incentive Award:

Effective Incentive Award Date:

       Pursuant to the National Dentex Corporation Amended and Restated 2001 Stock Plan (the "Plan"), National Dentex Corporation (the "Company") hereby grants to Participant named above, who is an officer, director or employee of the Company or any of its Subsidiaries, an incentive award (the "Incentive Award") of Restricted Stock Units ("RSUs") subject to the terms and conditions set forth herein and in the Plan.

       1. Vesting Schedule. No portion of this Incentive Award may be received until such portion shall have vested. Except as otherwise set forth in this Agreement or in the Plan, the RSUs will vest over a one (1) year period on the following basis, subject to employment with (or, in the case of non-employee directors, continued service to) the Company on each vesting date:

Number of Restricted Stock Units                      Vesting Date
--------------------------------                      ------------
    100% of Incentive Award            First anniversary of Incentive Award Date

       In the event of a Change of Control as defined in paragraph 9(D) of the Plan, this Incentive Award shall become immediately vested whether or not this Incentive Award or any portion thereof is vested at such time.

       2.     Deferral of Incentive Award.

              (a) Each vested RSU entitles Participant to receive one share of the Company's Common Stock (the "Stock") on the later of (i) the vesting date for such RSU or (ii) the end of the deferral period specified by Participant. Any deferral period must be expressed as a number of whole years, not less than three (3), beginning on the Incentive Award Date. This deferral period will apply only to deferral elections made on the specific Deferral Election Form. In addition, any such deferral must apply to receipt of all shares of Stock underlying the entire Incentive Award; for example, a deferral period of five
(5) years would result in Participant receiving shares of Stock underlying the entire Incentive Award five (5) years from the Incentive Award Date regardless of the fact that the RSUs may have vested at differing times. (If no deferral period is specified on the Deferral Election Form, Stock will be issued as soon as practicable upon vesting of the RSUs).




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              (b) Shares of Stock underlying the RSUs shall be issued and delivered to Participant in accordance with paragraph 2(a) and upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on Participant.

              (c) Until such time as shares of Stock have been issued to Participant pursuant to paragraph 2(b) above, and except as set forth in paragraph 2(d) below regarding dividends and dividend equivalents, Participant shall not have any rights as a holder of the shares of Stock underlying this Incentive Award including but not limited to voting rights.

              (d) In the event of any cash dividends paid to holders of Stock, the Company shall credit the account of the Participant on the dividend payment date, with an additional number of RSUs equal to the number of whole RSUs in such account multiplied by the dollar amount per share of such dividend, divided by the "fair market value" of the Stock (as determined in accordance with paragraph 7(D) of the Plan) on such date, rounded to the nearest whole unit.

       3. Termination of Employment or Other Business Relationship. If Participant's employment by or other business relationship with the Company or any Related Corporation (as defined in the Plan) is terminated for any reason (whether with or without cause or due to death or disability of Participant), Participant's right in any RSUs that are not vested shall automatically terminate upon the effective date of such termination of employment or other business relationship with the Company and its Subsidiaries and such RSUs shall be cancelled as provided within the terms of the Plan and shall be of no further force and effect. In the event of such termination, and except as otherwise set forth in paragraph 4 below regarding retirement, the Company, as soon as practicable following the effective date of termination shall issue shares of Stock to Participant (or Participant's designated beneficiary or estate executor in the event of Participant's death) with respect to any RSUs which, as of the effective date of termination, have vested but for which shares of Stock had not yet been issued to Participant (for example, due to a valid deferral election).

       Notwithstanding the foregoing provisions of this paragraph 3 or paragraph 1 above, in the case of a director of the Company who has notified the Company that he will not be standing for re-election at the Company's next annual meeting of stockholders or special meeting in lieu thereof, and where such subsequent meeting date is scheduled to occur later than the vesting date with respect to this RSU incentive award, then, provided that such director continues to serve until the date of such subsequent meeting, this RSU incentive award shall continue to vest from and after the date of such meeting until the vesting date of such RSU incentive award date.

       4. Retirement. In the event that Participant's employment with the Company has terminated due to Participant's early or normal retirement (as defined in the Company's Defined Benefit Pension Plan), the provisions of paragraph 3 above shall apply except that Stock shall not be issued with respect to any vested RSUs for which valid deferral elections have been made until the deferral dates set forth in such deferral elections.

       5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Incentive Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.




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       6.     Transferability. This Agreement is personal to Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Incentive Award is available, during Participant's lifetime, only to Participant, and thereafter, only to Participant's designated beneficiary.

       7. Tax Withholding. Participant shall, not later than the date as of which the Incentive Award becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee (as defined in paragraph 2(A) of the Plan) for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. A Participant who is an employee of the Company or any Related Corporation may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate "fair market value" (as defined in paragraph 7(D) of the Plan) that would satisfy the minimum required tax withholding amount due.

       8. Non-Compete Agreement. The provisions of this paragraph 8 shall apply to any Participant who is an employee of the Company or any Related Corporation. Participant is receiving the Incentive Award provided for herein in part because the Company has determined that Participant is a key contributor to the continued success of the Company. As such, Participant is privy to certain proprietary information which the Company considers to be competition sensitive. The Company, therefore, would be materially harmed were Participant to leave the Company and perform services on behalf of a competitor. Accordingly, in consideration of Participant's receipt of the Incentive Award, Participant covenants and agrees that, for a period of two (2) years following the termination of Participant's affiliation with the Company or any Related Corporation (whether as an employee, consultant, or non-employee director), Participant shall not, anywhere in the world, own, manage, operate, join, control, promote, invest or participate in or be connected with in any capacity (either as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity) with any business individual, partnership, firm, corporation or other entity which is engaged wholly or partly in the design, manufacture, development, distribution, marketing or sales of any product or services which compete with the Company's then current lines of business. Participant agrees that this provision is reasonable in view of the relevant market for the Company's products and services and that any breach hereof would result in continuing and irreparable harm to the Company. The foregoing, however, shall not prevent Participant from making passive investments in a competitive enterprise whose shares are publicly traded if such investment constitutes less than one percent (1%) of such enterprise's outstanding capital stock. Notwithstanding the provisions of this paragraph 8, if Participant is an employee or resident of a state in which non-compete provisions of the type set forth in this paragraph 8 are not enforceable, then this paragraph 8 shall not apply, and instead, the Participant shall be subject to the following non-solicitation obligation: Participant, for a period of two
(2) years following the termination of Participant's affiliation with the Company, shall not directly or indirectly (1) induce, solicit, request or advise any Customers (as defined below) to patronize any business which competes with any business of the Company or any Related Corporation for which Participant has had any management responsibility during his affiliation with Company or such Related Corporation; or (2) entice, solicit, request or advise any employee of business of the Company or any Related Corporation for which Participant has had management responsibility during his affiliation with Company or any Related Corporation to accept employment (or other affiliation) with any person, firm or business which competes with any such business of the Company or any Related Corporation. As used above, "Customers" means all customers of any business of the Company and any Related Corporations for which the Participant had contact or management responsibility during the last two (2) years of his affiliation with Company.




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       9.     Effect of Employment Agreement. If Participant is a party to an employment agreement with the Company and any provisions set forth in such employment agreement conflict with the provisions set forth in this Restricted Stock Unit Incentive Award Agreement, the provisions set forth in such employment agreement shall override such conflicting provisions set forth herein.

       10.    Miscellaneous.

              (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to Participant at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

              (b) This Incentive Award does not confer upon Participant any rights with respect to continuance of employment by the Company or any Subsidiary.

              (c) This Incentive Award shall be subject from time to time to such adjustments as may be necessary and appropriate under paragraph 14 of the Plan. Pursuant to paragraph 16 of the Plan, the Board may terminate or amend the Plan at any time, subject to any required action of the Company's stockholders, but no such action may be taken which adversely affects Participant's rights under this Agreement without Participant's consent.


                                    NATIONAL DENTEX CORPORATION

                                    By:
                                            ------------------------------------
                                            Richard F. Becker, Jr.
                                    Title:  Executive Vice President, Treasurer,
                                            & Chief Financial Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:
      --------------------                  ------------------------------------

                                            (Signature and print name above)






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